Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 23, 2024, by and among QT Imaging, Inc., a Delaware corporation (the “Company”), GigCapital5, Inc., a Delaware corporation (“SPAC”), and the undersigned subscriber (“Subscriber”).

WHEREAS, the Company, SPAC and QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“Merger Sub”), have entered into that certain Business Combination Agreement, dated as of December 8, 2022, as amended by the First Amendment to Business Combination Agreement, dated as of May 5, 2023, the Second Amendment to Business Combination Agreement, dated as of September 21, 2023, the Third Amendment to Business Combination Agreement, dated as of November 10, 2023, the Fourth Amendment to Business Combination Agreement, dated as of November 22, 2023, and the Fifth Amendment to Business Combination Agreement, dated as of February 2, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, and subject to the approval of the stockholders of SPAC, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of SPAC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement and any other agreement executed and delivered in connection therewith, the “Transactions”), and following the closing of the Merger, SPAC, which will be renamed “QT Imaging Holdings, Inc.”, will be referred to as the “Combined Company”;

WHEREAS, pursuant to the terms of the Business Combination Agreement, the SPAC filed with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Business Combination Registration Statement”), pursuant to which at the closing of the Transactions, the common stock of the Company, par value $0.001 per share (the “Common Stock”) will be exchanged in a registered offering for shares of the common stock of the SPAC, par value $0.0001 per share (the “SPAC Common Stock”) (such shares of SPAC Common Stock to be issued in exchange for the shares of Common Stock, collectively, the “Exchange Securities”);

WHEREAS, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the Commission under the 1933 Act;

WHEREAS, in connection with the Transactions, the Subscriber provided certain printing services to SPAC for which an aggregate of $500,000 in fees is due to Subscriber upon the consummation of the Transactions (the “Service Fee”); and

WHEREAS, pursuant to this Subscription Agreement, and in full satisfaction of the amounts due to Subscriber upon the consummation of the Transactions, Subscriber shall receive from the Company, immediately prior to the consummation of the Transactions, that number of shares of Common Stock equal to the result of (x) 200,000 divided by (y) the Exchange Ratio (as defined in the Business Combination Agreement), as set forth on the signature page hereto (the “Subscribed Shares”), all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees, at the Closing (as defined below), to irrevocably subscribe for and receive from the Company, and the Company hereby agrees to issue to Subscriber, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2. [Reserved.]

Section 3. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”), substantially concurrently with and immediately prior to the consummation of the Transactions and subject to the terms and conditions of this Subscription Agreement.

(b) At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying the anticipated Closing Date. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Company shall issue to Subscriber (i) on the Closing Date, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee or custodian in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Furthermore, upon the consummation of the Transactions, (x) the Subscribed Shares shall be exchanged into shares of SPAC Common Stock in accordance with the terms of the Business Combination Agreement and (y) the amounts due to Subscriber as described in the recitals hereto shall be deemed satisfied in full and neither the Company nor SPAC shall owe any further amounts to Subscriber.

(c) In the event that the consummation of the Transactions does not occur, (i) the issuance of the Subscribed Shares by the Company to Subscriber shall be rescinded and the parties shall have no further obligation to consummate the Subscription contemplated by this Subscription Agreement, and (ii) the amount of the Service Fee shall become immediately due and payable by SPAC to Subscriber in U.S. dollars. Late payments shall accrue interest and the Service Fee may be increased to reimburse Subscriber for other expenses incurred in collecting the Service Fee and related charges. For the avoidance of doubt, in no event shall the Company or SPAC be obligated to issue any securities to Subscriber in the event that the consummation of the Transactions does not occur. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

(d) The obligations of Subscriber and the Company to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i)

no suspension of the listing of the SPAC Common Stock on the Nasdaq Stock Market (the “Stock Exchange”), or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

the Business Combination Registration Statement shall have been declared effective by the Commission, the Business Combination Registration Statement shall have registered all of the Exchange Securities to be exchanged for the Subscribed Shares, and there shall have been no issuance by the Commission of any stop order suspending the effectiveness of the Business Combination Registration Statement or the initiation of any proceedings for such purpose;

(iii)

all conditions precedent to the closing of the Transactions set forth in Article 8 of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Business Combination Agreement, but subject to the satisfaction of such conditions at such closing), and the closing of the Transactions shall be scheduled to occur concurrently with and immediately following the Closing; and

(iv)

no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Subscription Agreement (including the Closing) shall be in effect.

(e) The obligations of the Company to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the Company of the additional conditions that, on the Closing Date:

(i)

the representations and warranties of Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing Date; and

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(f) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)

the Company and SPAC shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company and SPAC, as applicable, at or prior to the Closing Date; and

(ii)

there shall have been no amendment or modification to the Business Combination Agreement after the date hereof that materially and adversely affects the Company or SPAC or the Subscriber’s investment in the Company or SPAC, other than amendments, waivers or modifications as expressly contemplated by and included in the terms of the Business Combination Agreement as of the date of its execution.

(g) Prior to or at the Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to the Company and Subscriber that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. SPAC is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder. “Transaction Documents” means, collectively, this Subscription Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(b) Validity; Enforcement. This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of SPAC and shall constitute the legal, valid and binding obligations of SPAC enforceable against SPAC in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Furthermore, SPAC acknowledges and agrees that it owes and must pay the Service Fee to Subscriber in immediately available funds if the Closing does not occur prior to March 31, 2024.

(c) No Conflicts. The execution, delivery and performance by SPAC of this Subscription Agreement and the consummation by SPAC of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of SPAC, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which SPAC is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to SPAC, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to perform its obligations hereunder.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and SPAC that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder. “Transaction Documents” means, collectively, this Subscription Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(b) No Public Sale or Distribution. Subscriber is acquiring the Subscribed Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Subscriber does not agree, or make any representation or warranty, to hold any of the Subscribed Shares for any minimum or other specific term and reserves the right to dispose of the Subscribed Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Subscribed Shares in violation of applicable securities laws. For purposes of this Subscription Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(c) Accredited Investor Status. Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, satisfying the applicable requirements set forth on Annex A hereto, and has provided the Company with the requested information on Annex A following the signature page hereto.

(d) Reliance on Exemptions. Subscriber understands that the Subscribed Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Subscribed Shares.

(e) Information. Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Subscribed Shares that have been requested by Subscriber. Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Subscriber understands that its investment in the Subscribed Shares involves a high degree of risk. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Subscribed Shares.

(f) No Governmental Review. Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Subscribed Shares or the fairness or suitability of the investment in the Subscribed Shares nor have such authorities passed upon or endorsed the merits of the offering of the Subscribed Shares.

(g) Transfer or Resale. Subscriber understands that: (i) the Subscribed Shares have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, or (B) Subscriber provides the Company with reasonable assurance that such Subscribed Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Subscribed Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Subscribed Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Exchange Securities to be received by Subscriber upon consummation of the Transactions in exchange for the Subscribed Shares shall be registered under the 1933 Act and freely tradeable immediately following consummation of the Transactions, and the Subscribed Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the

Subscribed Shares and such pledge of Subscribed Shares shall not be deemed to be a transfer, sale or assignment of the Subscribed Shares hereunder, and no Subscriber effecting a pledge of Subscribed Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement, including, without limitation, this Section 5(g).

(h) Validity; Enforcement. This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of Subscriber and shall constitute the legal, valid and binding obligations of Subscriber enforceable against Subscriber in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation by Subscriber of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Subscriber, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Subscriber to perform its obligations hereunder.

Section 6. Register; Transfer Agent Instructions; Legend.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Subscribed Shares), a stock ledger for the Subscribed Shares in which the Company shall record the name and address of the Person in whose name the Subscribed Shares have been issued (including the name and address of each transferee) and the number of Subscribed Shares held by such Person. The Company shall keep the stock ledger open and available at all times during business hours for inspection of Subscriber or its legal representatives. If Subscriber effects a sale, assignment or transfer of the Subscribed Shares in accordance with Section 5(g), the Company shall permit the transfer and shall promptly record in its stock ledger for the Subscribed Shares, such name and such denominations as specified by Subscriber to effect such sale, transfer or assignment.

(b) Transfer Agent Instructions. Upon the consummation of the Transactions, the SPAC shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to Subscriber (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Subscriber or its respective nominee(s), for the Exchange Securities in such amounts as in accordance with the terms of the Business Combination Agreement. The SPAC represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b) will be given by the SPAC to the Transfer Agent with respect to the Exchange Securities, and that the Exchange Securities shall otherwise be freely transferable on the books and records of the SPAC to the extent provided in this Subscription Agreement and the Business Combination Agreement. In the event that a sale, assignment or transfer involves Exchange Securities sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, and the Transfer Agent has not already issued the Exchange Securities as credit shares to the applicable balance accounts at DTC, the Transfer Agent shall issue such shares to such Subscriber, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 6(d) below. Each of the Company and SPAC acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Subscriber.

Accordingly, each of the Company and SPAC acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(b), that Subscriber shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The SPAC shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent following the consummation of the Transactions. Any fees (with respect to the Transfer Agent, counsel to the Company or SPAC or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Subscribed Shares or the Exchange Securities shall be borne by the Company and SPAC, jointly.

(c) Legends. Subscriber understands that the Subscribed Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Subscribed Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Upon the closing of the Transactions, in accordance with the terms of the Business Combination Agreement, the Exchange Securities shall be issued without any legends.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms and (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; provided, that if any of the conditions to the obligations of Subscriber and the Company to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) set forth in Sections 3(d), (e) or (f) are not satisfied on the Closing Date, this Subscription Agreement shall be terminable by any of the Company or Subscriber upon written notice of termination delivered in accordance with Section 9(a); provided further, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that, as described in SPAC’s prospectus relating to its initial public offering (the “IPO”) dated September 23, 2021 available at www.sec.gov, SPAC has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC, its public shareholders and certain other parties (including the underwriters of the IPO), and that, except as otherwise described in such prospectus, SPAC may disburse monies from the Trust Account only to (x) its public shareholders in the event they elect to have their shares of SPAC Common Stock redeemed for cash in connection with the consummation of SPAC’s initial business combination, an amendment to its certificate of incorporation, as amended and rested and as in effect on the date hereof (the “SPAC Charter”) to extend the deadline by which SPAC must consummate its initial business combination, or SPAC’s failure to consummate an initial business combination by such deadline, (y) pay certain taxes from time to time, or (z) SPAC after or concurrently with the consummation of its initial business combination. For and in consideration of SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates, hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Subscription Agreement. Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with the SPAC Charter, in respect of any redemptions by Subscriber in respect of shares of SPAC Common Stock. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) Subscriber acknowledges that the Company, SPAC and others, including after the Closing, the Combined Company, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(b) shall not give the Company or SPAC any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company and SPAC each acknowledges that Subscriber and the Company, SPAC and their respective subsidiaries will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(c) Each of the Company, SPAC and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or SPAC hereunder may be transferred or assigned by the Company or SPAC without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and SPAC or, with the Company’s and SPAC’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and SPAC have given their prior written consent to such relief.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company, a proxy statement of the Company or a registration statement of the Company.

(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; provided, however, that if the consummation of the Transactions does not occur, Subscriber retains the right to demand the payment of the Service Fee pursuant to the terms of the Financial Printing Services Quotation between SPAC, or one of SPAC’s affiliates GIGAcquisitions, Inc. or its principal agents, and Subscriber (“IPO Proposal”). Furthermore, it is agreed that the Service Fee relates only to services rendered in connection with the Transactions and that other amounts may be owed by SPAC or its affiliates under such IPO Proposal for other services rendered.

(j) Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 6, Section 8, Section 9(b), Section 9(c), Section 9(e), Section 9(h) and this Section 9(j) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Notwithstanding the foregoing, a final judgement in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and their permitted successors and assigns.

(s) If any change in the Common Stock shall occur between the date of this Subscription Agreement and the Closing by reason of any reclassification, recapitalization, stock split, reverse stock split, combination, exchange, or readjustment of shares, or any share dividend, the number of Subscribed Shares issued to Subscriber hereunder shall be appropriately adjusted to reflect such change, and SPAC shall provide written notice of the same to Subscriber within two (2) Business Days.

(t) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

QT IMAGING, INC.

By:	/s/ Dr. John C. Klock
Name: Dr. John C. Klock
Title: Chief Executive Officer

Address for Notices:

c/o QT Imaging, Inc.
3 Hamilton Landing, Suite 160
Novato, CA 94949
Attn: Dr. John C. Klock, Chief Executive Officer
Telephone No.: ***
Email: ***

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the SPAC has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GIGCAPITAL5, INC.

By:	Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

Address for Notices:

c/o GigCapital5, Inc.
1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303
Attn: Dr. Raluca Dinu, Chief Executive Officer
Email: ***

with a copy (not to constitute notice) to:

DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
Attn: Jeffrey C. Selman, John F. Maselli, Elena Nrtina
Email: ***

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:

Donnelley Financial Solutions, LLC
By: ***
Name: ***
Title: ***

Name in which Subscribed Shares are to be registered (if different): ***

Subscriber	Entity Type	Address/ Domicile	EIN
***	***	***	***

***
Attention:

Telephone No.:	***
Email for notices:	***

Number of shares of Common Stock subscribed for: (x) 200,000 divided by (y) the Exchange Ratio.	***

ANNEX A

[Intentionally Omitted]